EXHIBIT 3.1.6




                           CERTIFICATION OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         ELECTRONIC CLEARING HOUSE, INC.


ELECTRONIC CLEARING HOUSE, INC., a corporation organized under the laws of the State of Nevada, by its President and Corporate Secretary does hereby certify:

1. That the board of directors of said corporation at a meeting duly convened and held on the 20th day of October, 1997, passed a resolution declaring that the following change and amendment in the Articles of Incorporation is advisable:

RESOLVED, that Article "Fifth" of the Company articles of Incorporation be amended to read as follows:

"FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3), but not less than the number of stockholders.

The name and post office address of the first board of directors, which shall be three (3) in number, is as follows:

Name                    Post Office Address
----                    -------------------

Daniel Lezak            987 Tahoe Boulevard, #333
                        Incline Village, NV  89450

Theodore Sall           94 Woodcrest Drive
                        Woodcliff Lake, NJ  07675

M. Daniel Tatkon        11702 Green Bay Drive
                        Houston, TX  77024

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law and Nevada law.

IN WITNESS WHEREOF, the said ELECTRONIC CLEARING HOUSE, INC., has caused this certificate to be signed by its President and its Corporate Secretary and its corporate seal to be hereto affixed this 4th day of March, 1998.

ELECTRONIC CLEARING HOUSE, INC.

Larry J. Thomas, President
Donna L. Camras, Corporate Secretary